Exhibit 99.1

Generation Income Properties Inc.

Overview of Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) gives effect to the disposition of a Dollar Tree-occupied single-tenant net-leased retail property completed on April 17, 2026 (the “Disposition”). The Company, through its indirect wholly owned subsidiary GIPGA 2383 Lake Harbin Road, LLC, sold the property located at 2383 Lake Harbin Road, Morrow, Georgia to Vanguard Asset Holdings, LLC, Series 102, for a purchase price of $1,458,000, resulting in net proceeds to the Company of $639,152 after customary prorations and adjustments.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 gives effect to the Disposition as if it had occurred on March 31, 2026. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 give effect to the Disposition as if it had occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the Company’s historical consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are directly attributable to the Dispositions and factually supportable. The adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are also expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments include, among other things:

•
removal of revenues and expenses associated with the disposed properties;
•
elimination of depreciation and amortization related to the disposed properties; and
•
removal of the related real estate assets and liabilities in the pro forma balance sheet.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Dispositions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the Company’s historical consolidated financial statements and related notes incorporated by reference herein.

Generation Income Properties, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2026

	Historical	Dollar Tree	Pro Forma
	(unaudited)	Morrow, GA	(unaudited)
Assets

Investments in real estate
Land	$19,630,821	$-	$19,630,821
Building and site improvements	63,882,423	-	63,882,423
Acquired tenant improvements	2,265,766	-	2,265,766
Acquired lease intangible assets	9,218,135	-	9,218,135
Less: accumulated depreciation and amortization	(15,400,673)	-	(15,400,673)
Net real estate investments	$79,596,472	$-	$79,596,472

Cash and cash equivalents	289,468	(400)	289,068
Restricted cash	34,500	-	34,500
Deferred rent asset	380,291	(15,753)	364,538
Prepaid expenses	164,844	(13,967)	150,877
Accounts receivable	3,907	-	3,907
Escrow deposits and other assets	753,127	(6,367)	746,760
Held for sale assets	1,083,054	(1,083,054)	-
Right-of-use asset, net	5,969,795	-	5,969,795
Total Assets	$88,275,458	$(1,119,541)	$87,155,917

Liabilities and Equity

Liabilities
Accounts payable	$1,614,169	$(42,134)	1,572,035
Accrued expenses	1,494,566	(25,209)	1,469,357
Accrued expense - related party	1,063,501	-	1,063,501
Acquired lease intangible liabilities, net	1,353,103	-	1,353,103
Deferred rent liability	137,942	-	137,942
Lease liability, net	6,529,157	-	6,529,157
Loan payable - related party	6,721,429	-	6,721,429
Mortgage loans, net of unamortized debt issuance costs and debt discount	47,337,648	(616,687)	46,720,961
Derivative liabilities	279,578	-	279,578
Total liabilities	$66,531,093	$(684,030)	$65,847,063

Redeemable Non-Controlling Interests	$26,966,173	$(639,152)	$26,327,021

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 7,882,731 shares issued and 5,979,661 outstanding at March 31, 2026.	$59,400	$-	$59,400
Additional paid-in capital	30,075,515	-	30,075,515
Accumulated deficit	(35,749,584)	203,641	(35,545,943)
Total Generation Income Properties, Inc. Stockholders' Equity	$(5,614,669)	$203,641	$(5,411,028)

Non-Controlling Interest	392,861	-	392,861
Total equity	$(5,221,808)	$203,641	$(5,018,167)

Total Liabilities and Equity	$88,275,458	$(1,119,541)	$87,155,917

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2026

	Historical	Dollar Tree	Pro Forma
	(unaudited)	Morrow, GA	(unaudited)
Revenue
Rental income	$2,173,736	$(32,230)	$2,141,506
Other income	10,468	-	10,468
Total revenue	$2,184,204	$(32,230)	$ #REF!

Expenses
General and administrative expense	$406,443	$(225)	$406,218
Building expenses	509,738	(9,240)	500,498
Depreciation and amortization	1,134,428	(15,054)	1,119,374
Interest expense, net	981,598	(13,228)	968,370
Compensation Costs	388,689	-	388,689
Total expenses	$3,420,896	$(37,747)	$3,383,149
Operating (loss) income	(1,236,692)	5,517	(1,231,175)
Other expense	(237)	-	(237)
Gain on derivative valuation	155,851	-	155,851
Loss on transfer of LLC interests in satisfaction of debt	(185,069)	-	(185,069)
Net loss	$(1,266,147)	$5,517	$(1,260,630)
Less: Net income attributable to non-controlling interests	864,988	-	864,988
Net loss attributable to Generation income Properties, Inc.	$(2,131,135)	$5,517	$(2,125,618)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	6,814,332		6,814,332

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(0.31)		$(0.31)

Generation Income Properties, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2025

	Historical	Dollar Tree	Pro Forma
	(unaudited)	Morrow, GA	(unaudited)
Revenue
Rental income	$9,698,991	$(130,234)	$9,568,757
Other income	40,951	-	40,951
Total revenue	$9,739,942	$(130,234)	$9,609,708

Expenses
General and administrative expense	$2,191,051	$(1,584)	$2,189,467
Building expenses	2,529,527	(37,518)	2,492,009
Depreciation and amortization	4,995,717	(97,311)	4,898,406
Interest expense, net	5,771,280	(54,342)	5,716,938
Compensation Costs	1,240,282	-	1,240,282
Total expenses	$16,727,857	$(190,755)	$16,537,102
Operating (loss) income	(6,987,915)	60,521	(6,927,394)
Other expense	(287)	-	(287)
Loss on derivative valuation	(335,344)	-	(335,344)
Dead deal expense	(75,502)	-	(75,502)
Loss on extinguishment of debt	(926,398)
Gain on sale of property	1,936,446
Net loss	$(6,389,000)	$60,521	$(6,328,479)
Less: Net income attributable to non-controlling interests	3,951,904	-	3,951,904
Net loss attributable to Generation income Properties, Inc.	$(10,340,904)	$60,521	$(10,280,383)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,165,879		5,165,879

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(2.00)		$(1.99)

Generation Income Properties Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented in accordance with Article 11 of Regulation S-X and give effect to the disposition of a single-tenant net-leased property completed on April 17, 2026 (the “Disposition”), as described in the accompanying Overview of Unaudited Pro Forma Condensed Consolidated Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 is presented as if the Disposition occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 are presented as if the Disposition occurred on January 1, 2025.

The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s consolidated financial position or results of operations would have been had the

Disposition been completed on the dates assumed, nor are they necessarily indicative of future consolidated financial condition, results of operations, or cash flows.

Note 2 – Pro Forma Adjustments

The following pro forma adjustments are directly attributable to the Disposition and are factually supportable.

(a) Removal of Net Real Estate Assets and Related Equity Impact

Represents the removal of the historical carrying values of the disposed properties, including land, buildings and improvements, tenant improvements, and accumulated depreciation. The resulting difference between the net book value and the estimated sales proceeds, net of estimated closing costs and other transaction-related adjustments, is reflected as an adjustment to retained earnings within stockholders’ equity in the unaudited pro forma condensed consolidated balance sheet.

(b) Removal of Property-Level Indebtedness

Represents the removal of mortgage debt secured by the disposed properties that was repaid in connection with the Disposition, including the elimination of any unamortized deferred financing costs associated with the extinguished debt.

(c) Removal of Historical Operating Results

Represents the elimination of rental revenues, property operating expenses, and depreciation and amortization associated with the disposed properties for the periods presented, as the pro forma financial statements assume the Dispositions occurred on January 1, 2025.

(d) Removal of Interest Expense Associated with Property-Level Debt

Represents the elimination of interest expense associated with the mortgage debt secured by the disposed properties for the periods presented, as such debt was repaid in connection with the Disposition.